Exhibit 5.1

[Letterhead of Seyfarth Shaw LLP]

April 18, 2008

Mack-Cali Realty Corporation

343 Thornall Street

Edison, New Jersey 08837

Ladies and Gentlemen:

We are acting as counsel to Mack-Cali Realty Corporation, a Maryland corporation (the “Company”), in connection with post-effective amendment no. 4 to the Registration Statement on Form S-8, File No. 333-100244 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of 4,000,000 shares and 350,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for delivery under the Company’s 2000 Employee Stock Option Plan, as amended, and Amended and Restated 2000 Director Stock Option Plan, respectively (the “Plans”).

We are admitted to the Bar in the State of New York and we express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Maryland General Corporation Law, the limited partnership laws of the State of Delaware, and the laws of the United States of America.

We have examined such documents as we considered necessary for the purposes of this opinion. Based on such examination, it is our opinion that the Shares have been duly authorized and, upon issuance in accordance with the Plans, will be legally issued, fully-paid and non-assessable under the laws of the State of Maryland.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ Seyfarth Shaw LLP